BLUE RIDGE WNJ, LLC

$4,038,000 6.90% Senior Secured Note

______________

NOTE PURCHASE AGREEMENT

______________

Dated August 28, 2009

BLUE RIDGE WNJ, LLC

P.O. Box 707

 Blakeslee, Pennsylvania  18610
Attention:  Eldon D. Dietterick

NOTE PURCHASE AGREEMENT

Re:

$4,038,000 6.90% Senior Secured Note

Due August 15, 2031

Dated as of

August 28, 2009

Wells Fargo Bank Northwest N.A., as Trustee

MAC:  1228-120, 299 South Main Street, 12th Floor

Salt Lake City, Utah  84111

Attn:  Corporate Trust Services

 Blue Ridge WNJ, LLC, a limited liability company organized under the laws of the State of New Jersey (the “Company”), agrees with you as follows:

SECTION 1.

DESCRIPTION OF NOTE AND COMMITMENT.

Section 1.1.

Nature of Financing.  The Company desires to borrow funds and to secure repayment of such borrowing with the Company’s interest in the Property described below and the rental payments due and payable under the Lease dated May 18, 2005 (such lease as it may heretofore or hereinafter be amended, supplemented or modified is hereinafter referred to as, the “Lease”) between the Company (as successor-in-interest to Net Lease Development LLC, a Delaware limited liability company), as landlord, and Walgreen Eastern Co., Inc., a corporation organized under the laws of the State of New York, as tenant (“Tenant”).   The obligations of the Tenant under the Lease have been guaranteed by Walgreen Co., an Illinois corporation (the “Lease Guarantor” ), in accordance with the terms of that certain Guaranty dated May 18, 2005 (the “Lease Guaranty” ).  The real estate which is being leased by the Company to the Tenant (the “Property”) is more fully described in the Mortgage (hereinafter defined).

Section 1.2.

Description of Note.  In order to provide for the financing, the Company will authorize the issue and sale of its 6.90% Senior Secured Note due August 15, 2031 (the “Note”) in the principal amount of $4,038,000.  The Note will be dated the date of issue, will bear interest from the date of issue until maturity at the rate of 6.90% per annum and principal and interest thereon will be paid in installments as provided in the amortization schedule attached as Annex I to the Note.  The Note will be otherwise substantially in the form attached hereto as Exhibit A.  Interest on the Note will be computed on the basis of a 360-day year of twelve 30-day months. You, the above addressee, are hereinafter sometimes referred to as the “Purchaser.”

Section 1.3.

Security for the Note.  The Note will be secured by a Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing Statement dated as of August 28, 2009 (the “Mortgage”) from the Company for the benefit of the Purchaser, creating a valid and perfected first mortgage lien on the Property, together with the buildings, structures and improvements now or hereafter located thereon, and assigning the Company’s right, title and interest in and to the Lease therein described.  This Agreement, the Lease, the Mortgage, the Subordination, Non-Disturbance and Attornment Agreement referred to in Section 3.1, the Escrow and Servicing Agreement referred to in Section 3.1, the Indemnity and Guaranty Agreement referred to in Section 3.1, the Hazardous Material Indemnity Agreement  referred to in Section 3.1 and the Note are herein collectively referred to as the “Operative Agreements.”

Section 1.4.

Sale of Note.  Subject to the terms and conditions herein contained and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to you and you agree to purchase from the Company on the date hereinafter specified, the Note at a price equal to 100% of the principal amount thereof.  The Note will be delivered to you on August 28, 2009 (the “Closing Date”).  Delivery of the Note on the Closing Date will be made at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603 against payment therefor in Federal or other funds current and immediately available which shall be pursuant to written payment instructions delivered by the Company to you prior to the Closing Date.  The Note will be delivered to you on the Closing Date in the principal amount then to be purchased by you, registered in your name or in the name of such nominee as specified on Schedule I attached to the Escrow and Servicing Agreement.

Section 1.5.

Definitions.  Capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Mortgage.

SECTION 2.

REPRESENTATIONS.

Section 2.1.

Representations of the Company.  The Company represents and warrants that all representations set forth in Exhibit B hereto are true and correct as of the Closing Date and are hereby incorporated herein by reference with the same force and effect as though herein set forth in full.

Section 2.2.

Representations of the Purchaser.  You represent that you are purchasing the Note for your own account, for the purpose of investment and not with a view to the distribution thereof, and that you have no present intention of selling, negotiating, or otherwise disposing of the Note, it being understood that the disposition of your property shall at all times be and remain within your control.

SECTION 3.

CLOSING CONDITIONS.

Your obligation to purchase and pay for the Note shall be subject to the following conditions precedent:

Section 3.1.

Execution and Recordation of Agreements.  On or prior to the Closing Date (a) the following documents, in a form satisfactory to you and your special counsel, shall have been duly executed, acknowledged and delivered by all parties thereto, and shall be in full force and effect:

(i)

the Mortgage;

(ii)

the Subordination, Non-Disturbance and Attornment Agreement;

(iii)

the Escrow and Servicing Agreement with RBC Capital Advisors, Inc.;

(iv)

the Indemnity and Guaranty Agreement; and

(v)

the Hazardous Material Indemnity Agreement.

(b)

The foregoing documents described in clause (i) and all necessary financing statements and similar notices, if and to the extent permitted or required by applicable law, shall have been recorded or filed for record in each public office wherein such recording or filing is deemed necessary or appropriate by you or your special counsel to perfect the liens thereof as against creditors of or purchasers from the Company and the Tenant.  Without limiting the foregoing, all taxes, fees and other charges in connection with the execution, delivery, recording and filing of the foregoing instruments shall have been paid by the Company or allowance therefor shall have been made by the Company.

Section 3.2.

Delivery of Closing Items.  On or prior to the Closing Date the Company shall have delivered (or you shall have otherwise received) the following items in a form satisfactory to you and your special counsel:

(a)

Tenant Estoppel Certificate;

(b)

ALTA “as-built” survey;

(c)

Title Commitment from a title company acceptable to you;

(d)

Phase I Environmental Assessment (no more than six months old);

(e)

MAI Appraisal (no more than six months old);

(f)

Legal opinion of Chapman and Cutler LLP, your special counsel, in the form of Exhibit C hereto;

(g)

Legal opinion of Shulman Shabbick & Sebelin, counsel for the Company, and the Law Offices of Gary M. Perkiss, P.C., local New Jersey counsel for the Company, substantially in the aggregate form of Exhibit D hereto;

(h)

Binder for the Special Risk Policy;

(i)

Evidence of any other insurance required by Section 2.15 of the Mortgage or the Lease;

(j)

Letter directing Tenant to make all Lease payments to the Escrow Agent (signed by the Company);

(k)

Letter from zoning authority;

(l)

Certificate of Occupancy;

(m)

Binder for the Residual Value Insurance Policy; and

(n)

Such documents and evidence to establish the existence and good standing of the Company and the authorization of the transactions contemplated by the Operative Agreements.

Section 3.3.

Payment of Special Counsel Fees and Expenses.  On or prior to the Closing Date, the Company shall have paid all reasonable fees and disbursements of your special counsel for which the Company is responsible, as reflected in the statement of such special counsel delivered prior to the date of required payment.

Section 3.4.

Waiver of Conditions.  If on the Closing Date the Company fails to tender the Note or if the conditions specified in this Section 3 have not been fulfilled, you may thereupon elect to be relieved of all further obligations under this Agreement.  Without limiting the foregoing, if the conditions specified in this Section 3 have not been fulfilled, you may waive compliance by the Company with any such condition to such extent as you may in your sole discretion determine.  Nothing in this Section 3.4 shall operate to relieve the Company of any of its respective obligations hereunder or to waive any of your rights against the Company.

SECTION 4.

MISCELLANEOUS.

Section 4.1.

Transfer of Note.  At any time and from time to time the holder of the Note may transfer the Note either (i) by delivery to the Company of written notice of such transfer together with a copy of the instrument of transfer and specifying the name and address of the transferee or (ii) upon surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by such holder or its attorney authorized in writing.

Section 4.2.

Loss, Theft, Etc. of Note.  Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of the Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Note, the Company will make and deliver a new Note, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note.  The Company may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such reissuance.  If the Purchaser or any other institutional investor is the owner of any such lost, stolen or destroyed

Note, then the affidavit of the President, a Vice President or other responsible officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of the Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no indemnity shall be required as a condition to execution and delivery of a new Note other than the written agreement of such owner to indemnify and hold the Company harmless.

Section 4.3.

Powers and Rights Not Waived; Remedies Cumulative.  No delay or failure on the part of the holder of the Note in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the holder of the Note are cumulative to and are not exclusive of any rights or remedies any such holder would otherwise have, and no waiver or consent shall extend to or affect any obligation or right not expressly waived or consented to.

Section 4.4.

Notices.  All communications provided for hereunder shall be in writing and mailed by registered or certified mail or by prepaid overnight air courier and if to you, addressed to you at the address set forth in Section 12 of the Escrow Agreement, or if to the Company, addressed to the Company, at P.O. BOX 707, Blakeslee, Pennsylvania 18610, Attention:  Eldon D. Dietterick or to such other address as you or the Company shall designate by written notice to the other.

Section 4.5.

Reproduction of Documents.  The Operative Agreements and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by you at the closing of your purchase of the Note (except the Note itself), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and you may destroy any original document so reproduced.  The Company agrees and stipulates that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 4.6.

Counterparts.  This Agreement may be executed in any number of counterparts, each counterpart constituting an original but all together only one Agreement.

Section 4.7.

Successors and Assigns; Survival of Representations.  This Agreement and all covenants herein contained shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereunder.  All covenants, representations and warranties made by the Company and the Purchaser herein and made by the Company in any certificates delivered pursuant hereto, whether or not in connection with the closing, shall survive the closing and the delivery of this Agreement and the Note.

Section 4.8.

Severability.  Should any part of this Agreement for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts, or portion which may, for any reason, be hereafter declared invalid.

Section 4.9.

Governing Law.  This Agreement and the Note shall be governed by and construed in accordance with the laws of the State of New Jersey.

Section 4.10.

Captions.  The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

[Signature Pages Follow]

The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Note Purchase Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

BLUE RIDGE WNJ, LLC, a New Jersey limited liability company

By:  Blue Ridge Real Estate Company, a Pennsylvania corporation, as Manager

By

  /s/ Eldon D. Dietterick

Name:  Eldon D. Dietterick

Title:  Executive Vice President and Treasurer

The foregoing Agreement is hereby confirmed and accepted.

WELLS FARGO BANK NORTHWEST N.A., AS TRUSTEE

By  /s/ Val T. Orton

Name:  Val T. Orton

Title:  Vice President